Exhibit 10.3

GEN2MEDIA CORPORATION

LOCK UP/LEAK OUT AGREEMENT

This Agreement is entered into by and between Gen2Media Corporation (“the Company”) and ________________________________________, (“Shareholder”).

1.
Shareholder owns certain shares (“the Shares”) of common stock of the Company having purchased the Shares pursuant to the terms of a Subscription Agreement entered into between the parties of even date herewith.

2.	The Parties are also parties to a Registration Rights Agreement, of even date herewith, pursuant to which the Company has agreed to register the Shares for resale as publicly traded shares.

3.
The Company desires to provide for an orderly liquidation of all of the shares of the Company for the purpose of protecting shareholder value for all shareholders, and therefore has required the execution of this Lock up/Leak out Agreement by all shareholders that purchased shares in the Private Placement offered by the Company.

4.
Upon registration of the Shares by the Company, and once the Share become eligible for trading on either the OTC Bulletin Board, the OTC Pink Sheets or any other recognized exchange, the Company will release for sale to Shareholder 10% of Shareholders shares each 30 days thereafter.

5.
Once registered, Shareholder shall deposit 100% of his shares into the escrow account with the corporate attorney for the Company, and shall receive 10% of those shares each 30 days until Shareholder  has received 100% of his or her shares.

6.
During the 10 month lock up and leak out period, Shareholder agrees that it will not take any action whatsoever to attempt to sell, transfer, liquidate or hypothecate any of the Shares other than those which have been released hereunder, and Shareholder agrees that it will not take any action to “sell short” any of those shares. However, once a 10% block of the Shares has been released to the Shareholder, the Shareholder shall be free from any restriction, and shall be entitled to sell, or otherwise dispose of the Shares.

7.
The Company shall have the right, in its sole discretion, to waive any part or all of the requirements of this Agreement, and may also allow certain private transfers of the Shares, however, in the event of a private transfer, the transferee shall be required to execute an Agreement in substantially the same form as this Agreement.

8.
This Agreement is governed under Nevada Law, however, shall be enforceable in a court of competent jurisdiction in Orange County, Fl. This Agreement is the complete agreement between the parties with regard to the matters herein contained, and any modification of this Agreement shall only be valid if it is in writing and signed by all parties.

Wherefore, this Agreement is executed this _______ day of ___________________________, 2007.

Gen2MEDIA Corporation                                                                                           Shareholder

_____________________________________                                                  _______________________________________

By:                                                                                                                                  By:

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